SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 3, 2010


                         KESSELRING HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                     000-52375                20-4838580
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)         Identification Number)

602 West Valley Mall Blvd., Union Gap, WA                         98903
(Address of Principal Executive Offices)                        (Zip Code)

       Registrant's telephone number, including area code: (509) 453-4683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13c-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR
          STANDARD; TRANSFER OF LISTING

     Due to the actions of our prior management in dissipating a major portion of our cash reserves and the failure of our prior management to have our books audited for 2009, we were unable to complete the audit of our fiscal year ended September 30, 2009, and, therefore, we were unable to timely file our Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2009. Although we have not received any notice from the OTC Bulletin Board, as a consequence of our not timely filing such Form 10-K, our common stock will cease to be quoted on the OTC Bulletin Board in the next few days and will be quoted on the Pink OTC Markets at pink sheets.com.

     Our management will use its best efforts to comply with the disclosure and filing requirements of the Securities Exchange Act of 1934 sometime in the future, if and when we have the financial resources to pay the costs associated therewith.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

     On January 3, 2010, a special meeting of the Company's board of directors appointed (effective January 1, 2010) the following persons to the executive offices indicated below:

           Name                                  Position
           ----                                  --------
     Kenneth Craig                        Chief Executive Officer
     Donald Craig                         Chief Operating Officer
     Candace Broadfoot                    Chief Financial Officer

     The following information relates to our current directors and executive officers:

                        DIRECTORS AND EXECUTIVE OFFICERS

     Our executive officers are elected by the board of directors and serve at the discretion of the board. All of the current directors serve until the next annual shareholders' meeting or until their successors have been duly elected and qualified. The following table sets forth certain information regarding our current directors and executive officers:

Name                    Age              Position                Director Since
----                    ---              --------                --------------
Gary E. King            69       President, Chief Executive    November 16, 2009
                                 Officer, of King Brothers
                                 Woodworking, Inc. and
                                 Director of the Company

Greg N. Aff             44       Director of the Company       November 16, 2009

Teddy B. Sparling       46       Director of the Company       November 16, 2009

Kenneth Craig           55       Chief Executive Officer              --

Donald Craig            73       Chief Operating Officer              --

Candace Broadfoot       62       Chief Financial Officer              --

                                       2
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Certain biographical information of our directors and officers is set forth below.

     GARY E. KING. Mr. King was elected to the offices of President, Chief Executive Officer and Director of the Company on November 16, 2009. On January 3, 2010, he resigned from the offices of President and Executive Officer of the Company, but is still on the Company's board of directors. From 2007 until the present day, Mr. King has served as the President and a Director of King Brothers Woodworking, Inc. ("King Bros."). From 1977 to 2007, Mr. King co-managed King Bros. where he handled financial and operational control of King Bros. From 1997 until 2007, Mr. King co-managed King Door and Hardware, Inc., a company founded by Mr. King and his brother, Curtis P. King. From 2007 until the present day, Mr. King has served as the President of King Door and Hardware, Inc. King Door and Hardware is a Division of King Bros. and King Bros. is a wholly owned subsidiary of Kesselring Corporation, Inc. Kesselring Corporation, Inc. is a wholly owned subsidiary of Kesselring Holding Co. Mr. King holds both a BS degree in Physics and an MBA degree from the University of Washington in Seattle, Washington. He currently serves as Treasurer on the Governing Board of Northwest University in Kirkland, Washington, which he joined in 1985.

     GREG N. AFF. Mr. Aff was elected as a Director of the Company on November 16, 2009. From May 2007 until the present day, Mr. Aff has held the position of General Manager of King Door and Hardware, a Division of King Bros. Mr. Aff is also the Chairman of the Management Advisory Committee of King Bros. From 1990 until May 2007, Mr. Aff held the position of Senior Contract Sales Representative for JDS Incorporated. He has written specifications for architects and has provided commercial building products for schools, hospitals, universities and office buildings.

     TEDDY B. SPARLING. Mr. Sparling was elected as a Director of the Company on November 16, 2009. Mr. Sparling was the owner and President of TBS Constructors, Inc. from 1989 until March 2005, when TBS Constructors was acquired by Kesselring Corporation. From March 2005 until October 2007, Mr. Sparling worked for Kesselring Corporation. Since he left Kesselring Corporation, he has served as President of Gulf & Bay Constructors, Inc. and since November 2008, he has served as President of Florida Fuel Solutions, LLC (a company focused on renewable fuels). Mr. Sparling has been a Licensed Florida Building Contractor since 1989.

     KENNETH CRAIG. Kenneth Craig has over 25 years of executive management experience in private and public companies. The Board has reached an agreement with him to return to Kesselring Holding Corporation in the position of CEO beginning on January 1, 2010. From December 2001 to May 2005, he held positions of CEO, CFO and Board Member of Morgan Beaumont, Inc., a publicly-traded company that is a premier provider of Stored Value and Prepaid Card Solutions. His responsibilities included operations and interfacing with investors, attorneys, auditors and the SEC. From June 2005 until December 2006, he worked as a consultant for several companies including Kesselring Corporation. In January 2007, he assumed the position of CEO of Kesselring Corporation and continued as CEO in Kesselring Holding Corporation until he resigned in August of 2007. Upon the Board's request he took the position of CEO of Kesselring Holding Corporation in February 2008, and continued until he resigned in April of 2009. He has worked as a consultant for Secure Cash Network, Inc. from May 2009, through December 31, 2010.

     DONALD CRAIG. Donald Craig, COO of Kesselring Holding Corporation, has more than 50 years of experience in the industries of wood products, general contracting, real estate development, engineering, mortgage banking, textiles, petroleum and various other interests. He has successfully developed businesses in numerous states in the U.S.A., as well as in several foreign countries. Clients for whom he has performed services include Ford Motor Company, General Motors, Combustion Engineering, numerous universities and real estate developers. He was employed by the Kesselring companies from January, 2005 until September of 2007. He then retired and came out of retirement in July 2009 when he joined King Bros. where he is the COO and Corporate Secretary.

                                       3
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     CANDACE BROADFOOT. Since August 2006, Ms. Broadfoot has served as the
Controller of King Bros. She has been a Licensed Certified Public Accountant in the state of Washington since 1992. She graduated from City University, Bellevue, WA. with a B.S. in Accounting. She also worked with LeMaster & Daniels PLLC, a regional accounting firm in Washington state for 10 years, focusing on small business and tax. From December 2001 until December 2004, she worked for West Coast Hospitality as controller of two hotels and a catering company. She did not work between Janaury 2005, until August 2006 when she joined King Bros.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     During the past five years, no present director, executive officer or person nominated to become a director or an executive officer of the Company:

     (1) had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

     (2) was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

          (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

          (ii) engaging in any type of business practice; or

          (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

     (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph
          (3) (i), above, or to be associated with persons engaged in any such activity; or

                                       4
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     (5)  was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

DIRECTORSHIPS

     No Director of the Company or person nominated or chosen to become a Director holds any other directorship in any company with a class of securities registered pursuant to Section 12 of the 1934 Act or subject to the requirements of Section 15(d) of such Act or any other company registered as an investment company under the Investment Company Act of 1940.

COMMITTEES OF THE BOARD OF DIRECTORS

     We do not currently have an audit or compensation committee. However, our board of directors intends to attempt to recruit additional persons to serve on our board of directors and, if enough independent directors join our board, then we will constitute audit and compensation committees at such time.

EMPLOYMENT AGREEMENTS AND OTHER COMPENSATION PLANS

     We entered into an Employment Agreement with Kenneth Craig as our CEO. The term of the agreement is five years, calls for a base salary of $64,200 per year and the right to participate in bonus pool. In addition, the CEO is entitled to receive 250,000 shares of common stock upon signing and an additional 250,000 shares at the end of each of the first three years of the agreement. No other employment agreements exist. We do not currently pay fees to our directors, but may do so in the future. We have no stock option or other compensatory plans with any director or officer.

OTHER

     There are no arrangements or understandings between any of our directors and any other persons pursuant to which any of our directors was selected as a director. None of our newly elected directors currently serves on any committee of our board of directors or is expected to serve on any such committee in the near future. However, if and when committees are constituted, one or more of our directors may serve on one or more such committees.

ITEM 9.01 EXHIBITS

(d) Exhibits:

Exhibit No.                   Description
-----------                   -----------

   10.1        Employment Agreement with Kenneth Craig

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                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 14, 2010                    KESSELRING HOLDING CORPORATION


                                            By: /s/ Kenneth Craig
                                               ---------------------------------
                                               Kenneth Craig
                                               Chief Executive Officer


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                                 EXHIBIT INDEX

Exhibit No.                   Description
-----------                   -----------

   10.1        Employment Agreement with Kenneth Craig